Exhibit 99.1

Ribbon Communications Inc. Reports
First Quarter 2021 Financial Results

Revenue was $193 million for the first quarter of 2021, growing 22% from the first quarter of 2020

April 28, 2021

Conference Call Details

Conference call to discuss the Company’s financial results

for the first quarter ended March 31, 2021 on April 28, 2021, via the investor section of its website at http://investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:

Date:  April 28, 2021
Time:  4:30 p.m. (ET)
Dial-in number (Domestic): 877-407-2991

Dial-in number (Intl): 201-389-0925 Instant Telephone Access: Call me™

Replay information:

A telephone playback of the call will be available following the conference call until May 12, 2021 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13717236.

Investor Relations

Tom Berry

+1 (978) 614-8050

tom.berry@rbbn.com

North American Press

Dennis Watson

+1 (214) 695-2224

dwatson@rbbn.com

APAC, CALA & EMEA Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Analyst Relations

Michael Cooper

+1 (708) 212-6922

mcooper@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real-time communications software and IP optical transport solutions to service providers, enterprises, and critical infrastructure sectors, today announced its financial results for the first quarter of 2021.

Revenue for the first quarter of 2021 was $193 million, compared to $158 million for the first quarter of 2020, an increase of 22%.  This includes a $37 million year over year revenue increase related to acquisition of ECI Telecom Group Ltd. (“ECI”), which closed on March 3, 2020.

“We are off to a good start in 2021 with first quarter results in line with our expectations, and we are particularly pleased with our Adjusted EBITDA exceeding our guidance range and earnings per share at the high end of the range,” noted Bruce McClelland, President and Chief Executive Officer of Ribbon Communications.  “We look forward to building on this success as we continue to realize the benefits of our broader portfolio and robust customer relationships.”

Financial Highlights1, 2, 3

The following table summarizes the consolidated financial highlights for the three months ended March 31, 2021 and 2020 (in millions, except per share amounts).

Customer and Company Highlights

	Three months ended
	March 31,
	2021	2020
GAAP Revenue	$193	$158
GAAP Net Loss	$(45)	$(33)
Non-GAAP Net income	$5	$1
GAAP Loss per share	$(0.31)	$(0.27)
Weighted average shares outstanding for GAAP loss per share	146	121
Non-GAAP diluted earnings per share	$0.03	$0.01
Diluted weighted average shares outstanding for Non-GAAP diluted earnings per share	155	122
Non-GAAP Adjusted EBITDA	$20	$10

Cash was $109 million at March 31, 2021, compared with $136 million at December 31, 2020 and $110 million at March 31, 2020. The $45 million GAAP Net loss in the first quarter of 2021 includes a $24 million non-cash loss associated with the quarterly mark-to-market of the Company’s investment in American Virtual Cloud Technologies, Inc. (“AVCT”) from the sale of the Company’s Kandy Communications business.

 1Results for the three months ended March 31, 2020 include the results of ECI for the period from March 3, 2020 to March 31, 2020.

2 GAAP Net loss and GAAP Loss per share for the three months ended March 31, 2021 include $1.5 million of paid-in-kind interest income earned on the convertible debt and $23.9 million of expense associated with the remeasurement of the convertible debt and warrants associated with the consideration received from the sale of the Company’s Kandy Communications business to AVCT.  The interest income is included in Interest expense, net, and the remeasurement expense is included in Other (expense) income, net. The income was calculated using valuation methods in accordance with accounting guidance.  Fluctuations in AVCT’s stock price will impact the future amounts that are recorded in Other (expense) income, net, and could materially impact the Company’s quarterly results.

3 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

“Our profitability this quarter was ahead of expectations,” said Mick Lopez, Chief Financial Officer of Ribbon Communications. “Our strong focus and execution, along with the structural improvements we made to the business in 2020, resulted in a significant improvement in financial performance year over year.”

Customer and Company Highlights

•	Strong performance in Cloud & Edge segment with Non-GAAP Adjusted EBITDA up 191% year over year to $28 million

Õ	Core SBC grew 12% year over year
Õ	Support for newly introduced Microsoft Operator Connect
Õ	Continued strong demand for VoIP Network Transformation products; expansion orders from three Tier 1 carriers totaling more than $40 million

•	Organic IP Optical year over year revenue growth of 22%

Õ	Significant RFP and proof of concept activity across all regions including several large mobile carrier opportunities
Õ	13 new customer wins in multiple market verticals including four US regional telcos
Õ	Introduced two new IP transport access products that address the needs of the 5G cell site router and critical infrastructure markets
Õ	Strong interest and evaluation of new 400G ZR+ solution with commercial availability planned for early in the third quarter

Business Outlook1

The Company’s outlook is based on current indications for its business, which are subject to change. For the second quarter of 2021, the Company projects revenue of $215 million to $225 million, non-GAAP gross margin of 56% to 57%, non-GAAP diluted earnings per share of $0.09 to $0.11, and Adjusted EBITDA of $30 million to $34 million. For the full year 2021, guidance remains unchanged at revenue of $925 million to $945 million, non-GAAP gross margin of 55% to 56%, non-GAAP diluted earnings per share of $0.49 to $0.54, and Adjusted EBITDA of $145 million to $155 million. The current outlook assumes no worsening of conditions related to the COVID-19 pandemic.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Investor Conference Schedule

•	May 11-12, 2021 – Oppenheimer Emerging Growth Conference (virtual one-on-one institutional investor meetings).
•	May 24-26, 2021 – JP Morgan Global Technology, Media and Communications Conference (virtual presentation and one-on-one institutional investor meetings).
•	June 1-3, 2021 – Cowen Annual Technology, Media & Telecom Conference (virtual presentation and one-on-one institutional investor meetings).
•	August 10-11, 2021 – Oppenheimer Technology, Internet & Communications Conference (virtual presentation and one-on-one institutional investor meetings).
•	August 31-September 1, 2021 – Jefferies Semis, IT Hardware, and Communications Infrastructure Summit (TBD virtual or in-person one-on-one institutional investor meetings).

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding, projected financial results for the second quarter 2021 and beyond, sales trends, and plans and objectives of management for future operations are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, risks related to the continuing COVID-19 pandemic; risks that will not realize estimated cost savings and/or anticipated benefits from the acquisition of ECI failure to realize anticipated benefits from the sale of our Kandy Communications business (“Kandy”); supply chain disruptions resulting from component availability and/or geopolitical instabilities and disputes; unpredictable fluctuations in quarterly revenue and operating results; failure to compete successfully against telecommunications equipment and networking companies; credit risks; the timing of customer purchasing decisions and our recognition of revenues; macro economic conditions; our ability to recruit and retain key personnel; the impact of restructuring and cost-containment activities; litigation; rapid technological and market change; our ability to protect our intellectual property rights and obtain necessary licenses; risks related to cybersecurity and data intrusion; the potential for defects in our products; risks related to the terms of our credit agreement; higher risks in international operations and markets; increases in tariffs, trade restrictions or taxes on our products; currency fluctuations; and failure or circumvention of our controls and procedures.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business and results from operations. Additional information regarding these and other factors can be found in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2020. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

Our management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and when planning and forecasting future periods. Our annual financial plan is prepared on a non-GAAP basis and is approved by our board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis and actual results on a non-GAAP basis are assessed against the annual financial plan. By continuing operations, we mean the ongoing results of the business adjusted for certain expenses and credits, as described below. We believe that providing non-GAAP information to investors will allow investors to view the financial results in the way our management views them and helps investors to better understand our core financial and operating performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

While our management uses non-GAAP financial measures as tools to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to our financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. We believe that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into our management’s method of analysis and the Company’s core operating performance.

Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. We believe that excluding non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

We have been involved in litigation with a former GENBAND business partner and have reached a settlement with the other party. We exclude the costs of such litigation because we believe such costs are not part of our core business or ongoing operations.

Acquisition-, Disposal- and Integration-Related Expense

We consider certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of our acquired businesses and the Company, and such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. We exclude such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of our financial results to our historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related Expense

We have recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce. We believe that excluding restructuring and related expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

Gain on Sale of Business

On December 1, 2020, we completed the sale of Kandy to AVCT. As consideration, we received units of AVCT securities, comprised of AVCT’s Series A-1 convertible debentures (“Debentures”) and warrants to purchase shares of AVCT’s common stock (“Warrants”), with an aggregate fair value approximating $84 million on the date of sale. We exclude this gain because we believe that such gain is not part of our core business or ongoing operations.

Interest Income on Debentures

We recorded paid-in-kind interest income on the Debentures, which increased their fair value. We exclude this interest income because we believe that such a gain is not part of our core business or ongoing operations.

Decrease (Increase) in Fair Value of Investments

We calculate the fair value of the Debentures and Warrants at each quarter-end and record any adjustments to their fair values in Other (expense) income, net. We exclude these and any subsequent gains and losses from the change in fair value of the Debentures and Warrants because we believe that such gains or losses are not part of our core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

Non-GAAP income tax expense is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. Non-GAAP income tax expense assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. We are reporting our non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to our consolidated quarterly results. We expect that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on our results. Due to the methodology applied to our estimated annual tax rate, our estimated tax rate on non-GAAP income will differ from our GAAP tax rate and from our actual tax liabilities.

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We calculate Adjusted EBITDA by excluding from Income (loss) from operations: depreciation; amortization of acquired intangible assets; stock-based compensation; certain litigation costs; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, we exclude the expenses that we consider to be non-cash and/or not part of our ongoing operations. We may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by our investing community for comparative and valuation purposes. We disclose this metric to support and facilitate our dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Revenue:
Product	$97,889	$142,225	$75,899
Service	94,883	101,977	82,083
Total revenue	192,772	244,202	157,982

Cost of revenue:
Product	44,445	59,669	35,979
Service	37,780	40,171	31,479
Total cost of revenue	82,225	99,840	67,458

Gross profit	110,547	144,362	90,524

Gross margin:
Product	54.6%	58.0%	52.6%
Service	60.2%	60.6%	61.6%
Total gross margin	57.3%	59.1%	57.3%

Operating expenses:
Research and development	47,410	51,321	42,295
Sales and marketing	37,218	37,551	30,971
General and administrative	15,553	14,966	17,205
Amortization of acquired intangible assets	15,823	15,558	14,334
Acquisition-, disposal- and integration-related expense	1,197	2,557	12,384
Restructuring and related expense	5,950	5,509	2,075
Total operating expenses	123,151	127,462	119,264

(Loss) income from operations	(12,604)	16,900	(28,740)
Interest expense, net	(5,819)	(5,393)	(3,395)
Other (expense) income, net	(25,448)	115,534	(844)

(Loss) income before income taxes	(43,871)	127,041	(32,979)
Income tax provision	(816)	(3,281)	(191)

Net (loss) income	$(44,687)	$123,760	$(33,170)

(Loss) earnings per share
Basic	$(0.31)	$0.85	$(0.27)
Diluted	$(0.31)	$0.81	$(0.27)

Weighted average shares used to compute (loss) earnings per share:
Basic	145,936	145,311	120,992
Diluted	145,936	153,441	120,992

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$106,228	$128,428
Restricted cash	2,659	7,269
Accounts receivable, net	209,163	237,738
Inventory	44,854	45,750
Other current assets	34,018	28,461
Total current assets	396,922	447,646

Property and equipment, net	49,237	48,888
Intangible assets, net	401,533	417,356
Goodwill	416,892	416,892
Investments	92,742	115,183
Deferred income taxes	10,832	10,651
Operating lease right-of-use assets	62,579	69,757
Other assets	22,047	20,892
	$1,452,784	$1,547,265

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$20,058	$15,531
Accounts payable	58,549	63,387
Accrued expenses and other	98,185	134,865
Operating lease liabilities	17,627	17,023
Deferred revenue	102,103	96,824
Total current liabilities	296,522	327,630

Long-term debt, net of current	363,888	369,035
Operating lease liabilities, net of current	68,100	72,614
Deferred revenue, net of current	23,054	26,010
Deferred income taxes	17,303	16,842
Other long-term liabilities	41,184	48,281
Total liabilities	810,051	860,412

Commitments and contingencies

Stockholders' equity:
Common stock	15	15
Additional paid-in capital	1,864,107	1,870,256
Accumulated deficit	(1,223,163)	(1,178,476)
Accumulated other comprehensive (loss) income	1,774	(4,942)
Total stockholders' equity	642,733	686,853
	$1,452,784	$1,547,265

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(44,687)	$(33,170)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	4,226	3,474
Amortization of intangible assets	15,823	14,334
Amortization of debt issuance costs	3,141	1,854
Stock-based compensation	5,060	2,976
Deferred income taxes	293	(99)
Decrease in fair value of investments	22,441	-
Reduction in deferred purchase consideration	-	(69)
Foreign currency exchange losses	1,716	854
Changes in operating assets and liabilities:
Accounts receivable	28,083	46,156
Inventory	(330)	4,468
Other operating assets	979	(478)
Accounts payable	(3,800)	(27,029)
Accrued expenses and other long-term liabilities	(41,480)	22,310
Deferred revenue	2,323	4,351
Net cash (used in) provided by operating activities	(6,212)	39,932

Cash flows from investing activities:
Purchases of property and equipment	(5,357)	(6,017)
Business acqusitions, net of cash acquired	-	(346,852)
Proceeds from the sale of fixed assets	-	43,500
Net cash used in investing activities	(5,357)	(309,369)

Cash flows from financing activities:
Principal payments on revolving line of credit	-	(8,000)
Proceeds from issuance of term debt	74,625	403,500
Principal payments of term debt	(77,132)	(48,750)
Principal payments of finance leases	(272)	(338)
Payment of debt issuance costs	(789)	(10,573)
Proceeds from the exercise of stock options	24	5
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(11,233)	(792)
Net cash (used in) provided by financing activities	(14,777)	335,052

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(464)	(190)

Net (decrease) increase in cash, cash equivalents and restricted cash	(26,810)	65,425
Cash and cash equivalents, beginning of year	135,697	44,643
Cash, cash equivalents and restricted cash, end of period	$108,887	$110,068

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Stock-based compensation
Cost of revenue - product	$27	$51	$27
Cost of revenue - service	235	208	130
Cost of revenue	262	259	157

Research and development	627	804	558
Sales and marketing	1,874	1,177	752
General and administrative	2,297	1,492	1,509
Operating expense	4,798	3,473	2,819

Total stock-based compensation	$5,060	$3,732	$2,976

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2021	2020	2020
GAAP Total gross margin	57.3%	59.1%	57.3%
Stock-based compensation	0.2%	0.1%	0.1%
Non-GAAP Total gross margin	57.5%	59.2%	57.4%

GAAP Net (loss) income	$(44,687)	$123,760	$(33,170)
Stock-based compensation	5,060	3,732	2,976
Amortization of acquired intangible assets	15,823	15,558	14,334
Litigation costs	-	-	3,038
Acquisition-, disposal- and integration-related expense	1,197	2,557	12,384
Restructuring and related expense	5,950	5,509	2,075
Gain on sale of business	-	(83,552)	-
Interest income on debentures	(1,459)	-	-
Decrease (increase) in fair value of investments	23,900	(30,296)	-
Tax effect of non-GAAP adjustments	(880)	(10,000)	(408)
Non-GAAP Net income	$4,904	$27,268	$1,229

(Loss) earnings per share
GAAP (Loss) diluted earnings per share	$(0.31)	$0.81	$(0.27)
Stock-based compensation	0.03	0.02	0.02
Amortization of acquired intangible assets	0.11	0.10	0.12
Litigation costs	-	-	0.02
Acquisition-, disposal- and integration-related expense	0.01	0.02	0.10
Restructuring and related expense	0.05	0.04	0.02
Gain on sale of business	-	(0.54)	-
Interest income on debentures	(0.01)	-	-
Decrease (increase) in fair value of investments	0.16	(0.20)	-
Tax effect of non-GAAP adjustments	(0.01)	(0.07)	*
Non-GAAP Diluted earnings per share	$0.03	$0.18	$0.01

Weighted average shares used to compute (loss) diluted earnings per share
Shares used to compute GAAP (loss) diluted earnings per share	145,936	153,441	120,992
Shares used to compute Non-GAAP diluted earnings per share	155,032	153,441	121,603

Adjusted EBITDA
GAAP (Loss) income from operations	$(12,604)	$16,900	$(28,740)
Depreciation	4,226	4,434	3,474
Amortization of acquired intangible assets	15,823	15,558	14,334
Stock-based compensation	5,060	3,732	2,976
Litigation costs	-	-	3,038
Acquisition-, disposal- and integration-related expense	1,197	2,557	12,384
Restructuring and related expense	5,950	5,509	2,075
Non-GAAP Adjusted EBITDA	$19,652	$48,690	$9,541

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending			Year ending
	June 30, 2021			December 31, 2021
	Range			Range
Revenue ($ millions)	$215	to	$225	$925	$945

Gross margin
GAAP outlook	55.9%		56.9%	54.9%	55.9%
Stock-based compensation	0.1%		0.1%	0.1%	0.1%
Non-GAAP outlook	56.0%		57.0%	55.0%	56.0%

(Loss) earnings per share **
GAAP outlook	$(0.05)		$(0.02)	$(0.02)	$0.05
Stock-based compensation	0.03		0.03	0.14	0.14
Amortization of acquired intangible assets	0.11		0.11	0.43	0.43
Acquisition-, disposal- and integration-related expense	0.01		0.01	0.02	0.02
Restructuring and related expense	0.01		0.01	0.06	0.06
Interest income on debentures	*		*	(0.01)	(0.01)
Tax effect of non-GAAP adjustments	(0.02)		(0.03)	(0.13)	(0.15)
Non-GAAP outlook	$0.09		$0.11	$0.49	$0.54

Weighted average shares used to compute (loss) diluted earnings per share (in thousands)
Shares used to compute GAAP (loss) diluted earnings per share	147,500		147,500	148,000	155,000
Shares used to compute Non-GAAP diluted earnings per share	155,000		155,000	155,000	155,000

Adjusted EBITDA ($ millions)
GAAP (loss) income from operations	$(0.5)		$3.5	$27.1	$37.1
Depreciation	4.4		4.4	17.4	17.4
Amortization of acquired intangible assets	17.2		17.2	66.7	66.7
Stock-based compensation	5.2		5.2	20.9	20.9
Acquisition-, disposal- and integration-related expense	1.5		1.5	3.6	3.6
Restructuring and related expense	2.2		2.2	9.3	9.3
Non-GAAP outlook	$30.0		$34.0	$145.0	$155.0

*    Less than $0.01 impact on earnings (loss) per share

**  Excludes any income (loss) related to the change in fair value of the Debentures and Warrants received as sale consideration